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                                                                   EXHIBIT 23.01

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation of our reports dated January 20, 1998 included in the OGE Energy Corp. Form 10-K for the year ended December 31, 1997, into the previously filed Post-Effective Amendment No. 1-B to Registration Statement No. 33-61699 and Post-Effective Amendment No. 2-A to Registration Statement No. 33-61699.



                                        / s / Arthur Andersen LLP
                                              Arthur Andersen LLP


Oklahoma City, Oklahoma,
March 27, 1998

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